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                                                                       Exhibit 2



                                    BY-LAWS

                                       OF

                       INTERNATIONAL FOAM SOLUTION, INC.



         ARTICLES I. MEETING OF SHAREHOLDERS.

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors to the corporation.

         SECTION 2. SPECIAL MEETING. Special Meetings of the shareholders shall be held when directed by the President or by the Board of Directors.

         SECTION 3. PLACE. Meetings of shareholders may be held within or without the State of Florida.

         SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed at his address as it appears on the stock transfer





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books of the corporation, with postage thereon prepaid.


         SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

         SECTION 6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholder or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board




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of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 7. VOTING RECORD. The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, with the address and the number and class or series, if any, of shares held by each. The list for a period of ten days




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prior to such meeting shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of




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the shareholders unless otherwise provided by law.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not effect the validity of any action taken at the meeting of any adjournment thereof.

         SECTION 9. VOTING OF SHARES. Each outstanding share regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of this corporation held it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by




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proxy, without a transfer of such shares into his name. Shares outstanding in the name of a trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which written notice of the redemption of the redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates thereof, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         SECTION 10. PROXIES. Every shareholder entitled to a vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to





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act for him as proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided by proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more person and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one, may exercise all the powers conferred by the proxy, but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be pro-rated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         ARTICLE II. DIRECTORS.

         SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and



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affairs of a corporation shall be managed under the direction of, the Board of
Directors.

         SECTION 2. QUALIFICATION. The Directors of the corporation do not have to be residents of this state or shareholders of this corporation.

         SECTION 3. COMPENSATION. The Board of Directors shall have authority to fix compensation for the directors.

         SECTION 4. DUTIES OF DIRECTORS. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

         b) counsel, public accountants or other persons as to the matters which the director reasonably believes to be within such person's professional or expert competence or

         c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or by the By-Laws, as to matters



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the matters which the Director reasonably believes to be within such person's professional or expert competence or,

         c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or by the By-Laws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

         A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         SECTION 5. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 6. NUMBER. This corporation shall have two Directors, initially. The number of Directors may be increased or decreased from time to time by a majority vote of all stockholders, but no decrease shall have the effect of shortening the terms of any incumbent Directors. If the number of Directors is increased it shall be increased to an odd number and the amount of Directors shall not exceed seven.

         SECTION 7. ELECTION AND TERM. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual



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directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and qualified or until his earlier resignation, removal from office, or death.

         SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         SECTION 9. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director of the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 10. QUORUM AND VOTING. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 11. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its directors of any other corporation, firm association or entity in which one more of the directors



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or officers are financially interested, shall be either void or voidable because of such relationship or interest because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if

         a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to a vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         SECTION 12. PLACE OF MEETINGS. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

         SECTION 13. TIME, NOTICE AND CALL OF MEETINGS. Regular



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meetings of the Board of Directors shall be held annually no later than thirteen months after the last preceding annual meeting of directors. Written notice of the time and place of special meetings of Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least two days before the meeting or by notice mailed to the director at least five days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any obligation to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver or notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and unless the



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time and place of the adjourned meeting are announced at the time of the adjournment to the other directors.

         Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation, or by any two directors.

         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 14. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as an unanimous vote.

         ARTICLE III. OFFICERS.

         SECTION 1. OFFICERS. The officers of this corporation shall consist of a Chief Executive Officer, a President, a




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Secretary Treasurer, and a Vice-President, if elected, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this corporation, and shall serve until their respective successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a President or Secretary-Treasurer shall not affect the existence of this corporation.

         SECTION 2. DUTIES. The officers of this corporation shall have the following duties:

         a) The Chief Executive Officer (CEO) shall oversee and direct the President, Vice-President, and Secretary/Treasurer in the operation of the corporation.

         b) The President shall be the President of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directors of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors.

         c) The Secretary-Treasurer, shall have custody of, and maintain all of the corporate records, shall record the minutes of all meetings of the stockholders and Board of Directors, and send out notices of all meetings, have custody of corporate financial records, shall keep full and accurate accounts of receipts and disbursements, and render accounts thereof at the annual meetings of stockholders and



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whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         d) The Vice-President, if elected, shall be the person who shall perform the President's functions when said President is absent or unable to perform the President's functions and in addition, the vice president shall assist in the general and active management of the business as the CEO, President and/or the Board of Directors may direct.

         SECTION 3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

         Any vacancy, however, occurring, in any office may be filled by the Board of Directors unless the By-Laws shall have expressly reserved such power to the shareholders.

         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed however, election or appointment of an officer or agent shall not of itself create contract rights.

         ARTICLE IV. STOCK CERTIFICATES. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. Certificates may be issued without payment for the same.

         SECTION 2. FORM. Certificates representing shares in this corporation shall be signed by the President or Vice President, if elected, and the Secretary or an Assistant



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Secretary, and may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be used by the corporation with the same effect as if he were such officer at the date of its issuance.

         Every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, the designation, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the Corporation will furnish to any shareholder upon request and without charge a full statement of the designation, preferences, limitations, and relative rights of the shareholders of each class of series authorized to be issued and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Every certificate representing shares which are restricted as to the sale, deposition or other transfer of




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such shares shall state that such shares are restricted as to the transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

         Each certificate representing shares shall state upon the face thereof: The name of the corporation, that the corporation is organized under the laws of this state, the name of the person or persons to whom issued; the number and class of series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without value.

         SECTION 3. TRANSFER OF STOCK. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

         ARTICLE V. BOOKS AND RECORDS.

         SECTION 1. BOOKS AND RECORDS. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and committee of directors.

         This corporation shall keep at its registered office or principal place of business, or at the office of its




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transfer agent or registrar, a record of its shareholders, and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting certificates therefore at least six months immediately preceding his demand or shall be the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         SECTION 3. FINANCIAL INFORMATION. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the fiscal year, and a profit and loss statement showing the results of the operation of the corporation during its fiscal year.

         Upon written request of any shareholder or holder of voting trust certificates for shares of the corporation, the




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corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during the business hours by any shareholder or holder of voting trust certificates, in person or by agent.

         ARTICLE VI. DIVIDENDS.

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

         a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

         b) Dividends may be declared and paid in the corporation's own treasury shares.




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         c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation under the following conditions:

         1) If a dividend is payable in shares having a par value, such shares shall be reissued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount surplus equal to the aggregated par value of the shares to be issued as a dividend.

         2) If a dividend is payable in shares without a par value, such shares shall be re-issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is paid, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

         d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class or series unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.



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         e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

         ARTICLE VII. CORPORATE SEAL.

         The Board of Directors shall provide a corporate seal which shall be in circular form and shall have inscribed thereon the following:

         INTERNATIONAL FOAM SOLUTION, INC.
         1993
         FLORIDA

         ARTICLE VIII. AMENDMENT.

         The By-Laws may be replaced or amended, and new By-Laws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any By-Laws adopted by the shareholders if the shareholders specifically provide such By-Law not subject to amendment or repeal by the directors.


                                             /s/ Claudia Iovino
                                             ----------------------------------
                                             Claudia Iovino



                                             /s/ Anthony J. Dichiara
                                             ----------------------------------
                                             Anthony J. Dichiara



                                             /s/ Jeff Marshall
                                             ----------------------------------
                                             Jeff Marshall





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         IN WITNESS WHEREOF, the undersigned subscribed have executed these
Articles of Incorporation this 16th day of June, 1993.




                                             /s/ Harvey Katz
                                             ----------------------------------
                                             Harvey Katz




                                             /s/ Claudia Iovino
                                             ----------------------------------
                                             Claudia Iovino




                                             /s/ Anthony J. Dichiara
                                             ----------------------------------
                                             Anthony J. Dichiara




                                             /s/ Jeff Marshall
                                             ----------------------------------
                                             Jeff Marshall







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